EXHIBIT 23

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-35101) of Northwest Pipeline Corporation and in the related Prospectus of our report dated February 19, 2004, with respect to the financial statements of Northwest Pipeline Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 2003.

                                                                                                                                                      /s/ Ernst & Young LLP

Houston, Texas
March 9, 2004